As filed with the Securities and Exchange Commission on June 7, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Atour Lifestyle Holdings Limited
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)
Cayman Islands	7011	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
18th floor, Wuzhong Building,
618 Wuzhong Road, Minhang District,
Shanghai, People’s Republic of
China (+86) 021-64059928
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

COGENCY GLOBAL INC.
122 East 42nd Street, 18th Floor
New York, NY 10168
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Li He, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533-3300	Allen Wang, Esq. Latham & Watkins LLP 18th Floor, One Exchange Square 8 Connaught Place, Central, Hong Kong +852 2912 2500

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or the Securities Act, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-272434
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Explanatory Note and Incorporation by Reference
This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-272434), initially filed by Atour Lifestyle Holdings Limited (the “Company”) with the Securities and Exchange Commission (the “Commission”) on June 5, 2023, which was declared effective by the Commission on June 7, 2023, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.
The required opinions and consents are listed on an Exhibit Index attached hereto.

ATOUR LIFESTYLE HOLDINGS LIMITED
EXHIBITS INDEX
Exhibit Number	Description of Document
5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered
8.1	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Island tax matters (included in Exhibit 5.1)
23.1	Consent of KPMG Huazhen LLP, Independent Registered Public Accounting Firm
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Atour Lifestyle Holdings Limited (File No. 333-272434) initially filed with the Securities and Exchange Commission on June 5, 2023)
107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, the People’s Republic of China, on June 7, 2023.
Atour Lifestyle Holdings Limited
By:	/s/ Haijun Wang
	Name:	Haijun Wang
	Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on June 7, 2023 in the capacities indicated.
Signature	Title
/s/ Haijun Wang Haijun Wang	Chairman of the Board of Director and Chief Executive Officer (principal executive officer)
* Shoudong Wang	Co-Chief Financial Officer (principal financial and accounting officer)
* Hong Lu	Director
* Lijun Gao	Director
* Shiwei Zhou	Director
* Hongbin Zhou	Director
* Chao Zhang	Independent Director
* Cong Lin	Independent Director
* Can Wang	Independent Director

*By:
/s/ Haijun Wang

Name: Haijun Wang
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Atour Lifestyle Holdings Limited, has signed this registration statement or amendment thereto in New York on June 7, 2023.
Cogency Global Inc. (Authorized U.S. Representative)
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President